Exhibit 99.1

NETSOL Technologies Reports Fiscal Third Quarter 2022 Financial Results

Total net revenues up 7.4% to $14.8 million in Q3 FY 2022

Annual recurring revenue (SaaS and Support) increased to a $26.2 million run rate

CALABASAS, Calif., May 12, 2022 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal third quarter ended March 31, 2022.

Fiscal Third Quarter 2022 and Recent Operational Highlights

●	Subscription (SaaS and Cloud) and support quarterly revenues increased 16% to $6.6 million.

●	NETSOL’s U.S. based mobility startup Otoz expanded its digital automotive retail platform MINI Anywhere® for BMW® Group Financial Services in the U.S. for its key brand MINI®. MINI Anywhere is now live with 17 MINI dealerships, including 70%+ of the California MINI dealerships and 75% of all Pennsylvania dealerships. The Company now has dealerships enrolled in California, Florida, Texas, New York, New Jersey, and Pennsylvania. Long term, the solution has the potential to be rolled out to over 100 MINI dealerships across all 50 states.

●	Successfully completed key activities related to GAC China contract with deliveries expected in May and July 2022.

●	Completed required workshops for Ascent 2.0 implementation for Motorcycle Group US with development of enhancements underway for three major modules: POS, CTA, and CMS.

Fiscal Third Quarter 2022 Financial Results

Total net revenues for the third quarter of fiscal 2022 were $14.8 million, compared with $13.8 million in the prior year period. The increase in total net revenues was primarily driven by increases in subscription and support revenues of $0.9 million and services revenue of $0.6 million, slightly offset by a decrease in license fees of $0.5 million.

●	Total license fees were $1.6 million, compared with $2.1 million in the prior year period.

●	Total subscription (SaaS and Cloud) and support revenues were $6.6 million, compared with $5.7 million in the prior year period.

●	Total services revenues were $6.6 million, compared with $6.0 million in the prior year period.

Gross profit for the third quarter of fiscal 2022 was $5.8 million (or 39% of net revenues), compared to $6.4 million (or 47% of net revenues) in the third quarter of fiscal 2021. The decrease in gross profit was primarily due to an increase in in cost of sales of $1.6 million driven by increases in salaries and consulting costs of $1.4 million.

Operating expenses for the third quarter of fiscal 2022 were $6.4 million (or 43% of sales), compared to $6.0 million (or 43% of sales) for the third quarter of fiscal 2021. The increase in operating expenses was primarily due to increases in selling and marketing expenses, offset by a decrease in general and administrative expenses.

GAAP net loss attributable to NETSOL for the third quarter of fiscal 2022 totaled $0.3 million or $0.02 per diluted share, compared with GAAP net loss of $0.6 million or $0.05 per diluted share in the third quarter of fiscal 2021.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2022 totaled $0.4 million or $0.03 per diluted share, compared with non-GAAP adjusted EBITDA of $0.2 or $0.02 per diluted share in the third quarter of fiscal 2021 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At March 31, 2022, cash and cash equivalents were $30.6 million, a decrease from $33.7 million at June 30, 2021.

Management Commentary

“We remain on-track to deliver on our fiscal 2022 guidance,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “We previously forecasted 10% top-line growth and 20% growth in our recurring revenues. I am pleased to report that for the nine months ended March 31, 2022, our team has delivered top-line growth of 10.5% and increased our annual recurring revenues by nearly 34%. Our pipeline and mix of opportunities remain robust, particularly in our European and North American growth markets, giving us confidence in our ability to drive additional contract signings over the coming months. Additionally, we are now seeing accelerated adoption of our Otoz Digital Retail Platform, one of our more venture-focused operations, as it continues to expand through its MINI Anywhere partnership. We were just entering our second state at the end of the last quarter, and now we are serving customers in six states with the platform. Our vision of pushing the boundaries for new ownership and payment models is quickly becoming a reality as we continue to support our customers where they are today and where they want to go in the future, building value for our shareholders in the process.”

Company CFO Roger Almond added: “Our subscription and support segment were a key growth driver during the quarter. As our workforce continues to return across our global footprint, we expect growth will accelerate in the quarters ahead, which will require a related increase in expenses to support our increased business activity moving forward. Our cash position remains near record levels, providing the resources to support our core business growth as well as strategic investments in high-return, long-term opportunities, such as the promising work of the Otoz Innovation Lab. With these factors in consideration, we are reiterating our full year revenue outlook of 10% topline growth and 20% subscription revenue growth throughout the balance of the year.”

Conference Call

NETSOL Technologies management will hold a conference call today (May 12, 2022) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. Dial-In: 877-407-0789
International Dial-In: 201-689-8562

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be webcast live and available for replay here and via the Investor Relations section of NETSOL’s website.

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 26, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13729917.

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of disparate stay at home orders and social distancing requirements imposed internationally by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Dave Gentry

RedChip Companies

407-491-4498

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries
Schedule 1: Consolidated Balance Sheets

	As of	As of
	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$30,573,312	$33,705,154
Accounts receivable, net of allowance of $208,547 and $166,231	7,054,468	4,184,096
Accounts receivable - related party, net of allowance of $1,373,099 and $1,373,099	-	-
Revenues in excess of billings, net of allowance of $84,209 and $136,976	14,610,725	14,680,131
Revenues in excess of billings - related party, net of allowance of $8,163 and $8,163	-	-
Other current assets, net of allowance of $1,243,633 and $1,243,633	2,864,742	3,009,393
Total current assets	55,103,247	55,578,774
Revenues in excess of billings, net - long term	993,862	957,603
Convertible note receivable - related party, net of allowance of $4,250,000 and $4,250,000	-	-
Property and equipment, net	10,114,458	12,091,812
Right of use of assets - operating leases	1,238,713	1,345,869
Long term investment	2,893,700	3,155,852
Other assets	37,583	55,127
Intangible assets, net	2,178,128	3,904,656
Goodwill	9,516,568	9,516,568
Total assets	$82,076,259	$86,606,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,317,127	$6,696,035
Current portion of loans and obligations under finance leases	9,622,669	11,366,171
Current portion of operating lease obligations	706,684	857,729
Unearned revenue	6,948,669	4,556,626
Total current liabilities	23,595,149	23,476,561
Loans and obligations under finance leases; less current maturities	127,899	699,841
Operating lease obligations; less current maturities	570,871	564,257
Total liabilities	24,293,919	24,740,659
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,191,570 shares issued and 11,252,539 outstanding as of March 31, 2022 and 12,181,585 shares issued and 11,265,064 outstanding as of June 30, 2021	121,916	121,816
Additional paid-in-capital	129,084,786	129,018,826
Treasury stock (at cost, 939,031 shares and 916,521 shares as of March 31, 2022 and June 30, 2021, respectively)	(3,920,856)	(3,820,750)
Accumulated deficit	(37,484,998)	(38,801,282)
Other comprehensive loss	(36,740,406)	(31,868,481)
Total NetSol stockholders’ equity	51,060,442	54,650,129
Non-controlling interest	6,721,898	7,215,473
Total stockholders’ equity	57,782,340	61,865,602
Total liabilities and stockholders’ equity	$82,076,259	$86,606,261

NETSOL Technologies, Inc. and Subsidiaries
Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2022	2021	2022	2021
Net Revenues:
License fees	$1,620,827	$2,120,963	$3,586,874	$4,710,942
Subscription and support	6,554,540	5,674,776	22,159,798	16,571,441
Services	6,634,459	5,988,257	17,956,877	18,270,451
Total net revenues	14,809,826	13,783,996	43,703,549	39,552,834

Cost of revenues:
Salaries and consultants	6,756,898	5,372,302	18,081,225	15,193,613
Travel	256,730	151,075	753,698	414,001
Depreciation and amortization	741,587	759,768	2,236,190	2,180,766
Other	1,220,041	1,075,403	3,712,256	2,915,122
Total cost of revenues	8,975,256	7,358,548	24,783,369	20,703,502

Gross profit	5,834,570	6,425,448	18,920,180	18,849,332

Operating expenses:
Selling and marketing	2,074,873	1,595,967	5,502,028	4,763,598
Depreciation and amortization	206,346	272,075	633,481	715,437
General and administrative	3,841,655	3,860,509	11,548,097	11,353,933
Research and development cost	251,001	234,678	761,621	431,086
Total operating expenses	6,373,875	5,963,229	18,445,227	17,264,054

Income (loss) from operations	(539,305)	462,219	474,953	1,585,278

Other income and (expenses)
Gain (loss) on sale of assets	8,770	(53,012)	(181,955)	(127,285)
Interest expense	(85,916)	(98,656)	(277,737)	(296,224)
Interest income	364,161	231,979	1,123,547	643,654
Gain (loss) on foreign currency exchange transactions	499,516	(1,825,349)	2,684,680	(1,515,327)
Share of net loss from equity investment	(76,798)	(80,953)	(317,581)	(232,488)
Other income	(30,296)	521,758	(7,599)	654,395
Total other income (expenses)	679,437	(1,304,233)	3,023,355	(873,275)

Net income (loss) before income taxes	140,132	(842,014)	3,498,308	712,003
Income tax provision	(157,604)	(133,156)	(526,737)	(642,884)
Net income (loss)	(17,472)	(975,170)	2,971,571	69,119
Non-controlling interest	(260,998)	351,939	(1,655,287)	(216,900)
Net income (loss) attributable to NetSol	$(278,470)	$(623,231)	$1,316,284	$(147,781)

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.02)	$(0.05)	$0.12	$(0.01)
Diluted	$(0.02)	$(0.05)	$0.12	$(0.01)

Weighted average number of shares outstanding
Basic	11,249,606	11,343,406	11,249,449	11,571,878
Diluted	11,249,606	11,343,406	11,249,449	11,571,878

NETSOL Technologies, Inc. and Subsidiaries
Schedule 3: Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$2,971,571	$69,119
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,869,671	2,896,203
Provision for bad debts	6,897	(280,363)
Share of net loss from investment under equity method	317,581	232,488
Loss on sale of assets	181,955	127,285
Stock based compensation	78,225	239,333
Changes in operating assets and liabilities:
Accounts receivable	(3,404,247)	(777,953)
Revenues in excess of billing	(385,971)	7,485,646
Other current assets	53,173	(791,849)
Accounts payable and accrued expenses	14,918	(69,021)
Unearned revenue	2,822,178	1,256,456
Net cash provided by operating activities	5,525,951	10,387,344

Cash flows from investing activities:
Purchases of property and equipment	(1,680,856)	(2,109,058)
Sales of property and equipment	321,251	131,293
Investment in associates	-	(155,500)
Net cash used in investing activities	(1,359,605)	(2,133,265)

Cash flows from financing activities:
Purchase of treasury stock	(100,106)	(2,064,800)
Proceeds from bank loans	312,467	2,109,572
Payments on finance lease obligations and loans - net	(1,045,464)	(533,344)
Net cash used in financing activities	(833,103)	(488,572)
Effect of exchange rate changes	(6,465,085)	2,666,800
Net increase (decrease) in cash and cash equivalents	(3,131,842)	10,432,307
Cash and cash equivalents at beginning of the period	33,705,154	20,166,830
Cash and cash equivalents at end of period	$30,573,312	$30,599,137

NETSOL Technologies, Inc. and Subsidiaries
Schedule 4: Reconciliation to GAAP

	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

Net Income (loss) attributable to NetSol	$(278,470)	$(623,231)	$1,316,284	$(147,781)
Non-controlling interest	260,998	(351,939)	1,655,287	216,900
Income taxes	157,604	133,156	526,737	642,884
Depreciation and amortization	947,933	1,031,843	2,869,671	2,896,203
Interest expense	85,916	98,656	277,737	296,224
Interest (income)	(364,161)	(231,979)	(1,123,547)	(643,654)
EBITDA	$809,820	$56,506	$5,522,169	$3,260,776
Add back:
Non-cash stock-based compensation	49,933	74,169-	78,225	239,333
Adjusted EBITDA, gross	$859,753	$130,675	$5,600,394	$3,500,109
Less non-controlling interest (a)	(500,805)	66,659	(2,382,721)	(1,074,038)
Adjusted EBITDA, net	$358,948	$197,334	$3,217,673	$2,426,071

Weighted Average number of shares outstanding
Basic	11,249,606	11,343,406	11,249,449	11,571,878
Diluted	11,249,606	11,343,406	11,249,449	11,571,878

Basic adjusted EBITDA	$0.03	$0.02	$0.29	$0.21
Diluted adjusted EBITDA	$0.03	$0.02	$0.29	$0.21

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$260,998	$(351,939)	$1,655,287	$216,900
Income Taxes	45,427	34,867	159,854	127,749
Depreciation and amortization	279,055	283,716	840,508	812,816
Interest expense	25,764	29,585	81,846	89,929
Interest (income)	(117,417)	(71,440)	(362,146)	(204,604)
EBITDA	$493,827	$(75,211)	$2,375,349	$1,042,790
Add back:
Non-cash stock-based compensation	6,978	8,552	7,372	31,248
Adjusted EBITDA of non-controlling interest	$500,805	$(66,659)	$2,382,721	$1,074,038